UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007
Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.
     The sole purpose of this 8K/A is to correct typographical errors with regard to the start dates for the pre-arranged stock trading plans adopted by Robert E. Bies, Hugh O. Davis and Keith Price as described below. The start date for each of these plans is December 2007, rather than December 2008, as originally reported on a Form 8K filed on November 30, 2007.
Item 8.01 Other Events.
     On November 30, 2007, Robert E. Bies, Executive Vice President, Chief Financial Officer and Treasurer of Greenfield Online, Inc., (“Greenfield Online” or the “Company”), adopted a pre-arranged stock trading plan to sell shares of Greenfield Online common stock. This plan was established as part of his individual long-term strategy for asset diversification and liquidity. The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions.
     Under the plan, Mr. Bies may sell up to 72,000 shares of Greenfield Online common stock beginning in December 2007. The plan is structured such that the minimum price at which Mr. Bies will sell shares of stock is $15.00 per share. The plan is scheduled to terminate on December 13, 2008. This plan was established during the Company’s trading “window.” In addition, Mr. Bies has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.
     On November 30, 2007, Jonathan A. Flatow, Vice President Corporate Development, General Counsel and Secretary of the Company, adopted a pre-arranged stock trading plan to sell shares of Greenfield Online common stock. This plan was established as part of his individual long-term strategy for asset diversification and liquidity. The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions.
     Under the plan, Mr. Flatow may sell up to 42,000 shares of Greenfield Online common stock beginning in January 2008. The plan is structured such that the minimum price at which Mr. Flatow will sell shares of stock is $15.00 per share. The plan is scheduled to terminate on December 31, 2008. This plan was established during the Company’s trading “window.” In addition, Mr. Flatow has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.
     On November 30, 2007, Hugh O. Davis, Executive Vice President of Business Optimization of the Company, adopted a pre-arranged stock trading plan to sell shares of Greenfield Online common stock. This plan was established as part of his individual long-term strategy for asset diversification and liquidity. The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions.
     Under the plan, Mr. Davis may sell up to 12,000 shares of Greenfield Online common stock beginning in December 2007. The plan is structured such that the minimum price at which Mr. Davis will sell shares of stock shall range from $14.00 to $16.00 per share, depending on certain timing variables set forth in the plan. The plan is scheduled to terminate on December 13, 2008. This plan was established during the Company’s trading “window.” In addition, Mr. Davis has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.
     On November 30, 2007, Keith Price, Executive Vice President Global Internet Survey Solutions of the Company, adopted a pre-arranged stock trading plan to sell Greenfield Online stock. This plan was established as part of his individual long-term strategy for asset diversification and liquidity. The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions.
     Under the plan, Mr. Price may sell up to 12,000 shares of Greenfield Online common stock beginning in December 2007. The plan is structured such that the minimum price at which Mr. Price will sell shares of stock shall range from $14.50 to $16.00 per share, depending on certain timing variables set forth in the plan. The plan is scheduled to terminate on December 13, 2008. This plan was established during the Company’s trading “window.” In addition, Mr. Price has informed the Company that he will publicly disclose any stock sales made under the Rule 10b5-1 plan as required by the securities laws.

     Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: November 30, 2007

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